UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549


                                    FORM 8-K

                                 CURRENT REPORT


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


         Date of Report (Date of earliest event reported):   March 24, 2005
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                             C&D Technologies, Inc.
              ----------------------------------------------------
             (Exact name of registrant as specified in its charter)



    Delaware                           1-9389                     13-3314599
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(State or other               (Commission file number)          (IRS employer
jurisdiction of                                                 identification
incorporation)                                                  no.)


      1400 Union Meeting Road,
      Blue Bell, Pennsylvania                                          19422
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(Address of principal executive offices)                             (Zip code)


       Registrant's telephone number, including area code: (215) 619-2700
                                                           --------------


                                       N/A
           -----------------------------------------------------------
          (Former name or former address, if changed since last report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into Material Definitive Agreements.

     On March 24, 2005, George MacKenzie was elected to serve as the interim President and Chief Executive Officer of C&D, concurrently with the resignation of Wade H. Roberts, Jr., as described in Item 5.02 of this Form 8-K report.

     Mr. MacKenzie and C&D have agreed to the following compensation arrangement in connection with his service as interim President and Chief Executive Officer:
Mr. MacKenzie will be paid a base salary at the semi-monthly rate of $21,458.33, which equates to $515,000 annually, and will be entitled to participate in such employee benefit plans and programs, including life, disability and medical insurance, savings plan and other similar plans as C&D now has or may establish during the period in which he serves as interim President and Chief Executive Officer, and in which he would be entitled to participate pursuant to the terms thereof. Mr. MacKenzie will be entitled to the equivalent of four weeks vacation per year, pro rated to coincide with the duration of his interim employment. A description of Mr. MacKenzie's background and experience is set forth under Item
5.02 of this Form 8-K report.

Item 1.02  Termination of a Material Definitive Agreement.

     On March 24, 2005, Wade H. Roberts, Jr. resigned as President and Chief Executive Officer and as a director of C&D. Pursuant to Mr. Roberts' employment agreement with C&D, Mr. Roberts is entitled to receive, as a result of his employment termination, 30 days' salary continuation, accrued salary, bonus and vacation compensation and reimbursement of expenses through March 24, 2005; and, conditioned upon his execution of a release in favor of C&D, for the next two years, his base salary of $545,000, payable in accordance with C&D's standard payroll practices, his targeted bonus amount of 55% of his base salary, and continuation of benefits or financial substitutes therefor and an automobile lease. Mr. Roberts is also entitled to payment of certain benefits under C&D's Supplemental Executive Retirement Plan equal to 37.50% of his maximum annual benefit, less applicable deductions, which will become payable at age 65. Mr. Roberts will also be reimbursed for up to $15,000 for outplacement and related services incurred within twelve months of his resignation. All terms of the employment agreement that survive its termination remain in full force and effect, including non-competition, non-solicitation and confidentiality provisions.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

     On March 24, 2005, Wade H. Roberts, Jr. resigned as President and Chief Executive Officer and as a director of C&D. A discussion of the material terms of Mr. Roberts' employment agreement in connection with his employment termination is included in Item 1.02 of this Form 8-K report.

     Concurrently with Mr. Roberts' resignation, George MacKenzie was elected to serve as interim President and Chief Executive Officer of C&D. Mr. MacKenzie also remains a director of C&D. Mr. MacKenzie's compensation arrangement is described in Item 1.01 of this Form 8-K report. C&D intends to commence an executive search immediately for a new President and Chief Executive Officer.

     George MacKenzie has been a director of C&D since April 1999. He has also served as chairman of C&D's Audit Committee since 1999 and as a member of C&D's Nominating/Corporate Governance Committee. In connection with his appointment as interim President and CEO, Mr. MacKenzie has resigned from the Audit Committee and the Nominating/Corporate Governance Committee.

     From September 2001 through June 2002, Mr. MacKenzie was Executive Vice President and Chief Financial Officer of Glatfelter Co., a global supplier of printing papers, specialty papers and engineered products. Mr. MacKenzie was formerly Vice Chairman of the Board of Hercules, Incorporated, where he had also served in a number of financial and senior management positions, from May 1979 to June 2001. Mr. MacKenzie is also a member of both the American and the Pennsylvania Institutes of Certified Public Accountants. He serves as director of Central Vermont Public Service Corporation, Safeguard Scientifics, Inc. and American Water, an RWE Company.

Item 8.01  Other Events.

     As of March 24, 2005, C&D's Board of Directors has reconstituted its Audit and Nominating/Corporate Governance Committees as follows:

     Audit Committee:

          Ellen C. Wolf, Chair and Audit Committee Financial Expert John A. H. Shober
          Stanley W. Silverman

     Nominating/Corporate Governance Committee:

          John A. H. Shober, Chair
          Kevin P. Dowd
          William Harral, III

Item 9.01  Financial Statements and Exhibits.

     Exhibit No.                Exhibit Description
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        99.1                    Press Release dated March 24, 2005.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            C&D TECHNOLOGIES, INC.



Date:  March 24, 2005                       By: /s/ Stephen E. Markert, Jr.
                                                --------------------------------
                                                  Stephen E. Markert, Jr.,
                                                  Vice President - Finance and
                                                  Chief Financial Officer